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                                                                   EXHIBIT 99.1

                         COMPUTER IDENTICS CORPORATION


The undersigned hereby appoints Richard C. Close, Jeffrey A. Weber and Steven
R. London, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders of Computer Identics Corporation, to be held on _______, ________________, 1996, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said Special Meeting upon the matters set forth in the Notice of and Proxy Statement for the Special Meeting in accordance with the instructions on the reverse side and with discretionary authority upon such other matters as may come before the Special Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION.




                 Continued, and to be signed, on reverse side.
      (Please fill in the reverse side and mail in the enclosed envelope.)
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The Board of Directors recommends a vote FOR the Merger.

        To approve the Agreement and Plan of Merger and Reorganization.

                FOR / /         AGAINST / /          ABSTAIN / /


                           MARK HERE FOR ADDRESS CHANGE
                           AND NOTE AT LEFT

                           (Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their titles when signing.)

                           Date: ___________________________________________

                           Signature: ______________________________________

                           Date: ___________________________________________

                           Signature: ______________________________________